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Exhibit 10.01

CITIGROUP INC.

NON-EMPLOYEE DIRECTORS COMPENSATION PLAN

(Effective as of January 1, 2008)

                        Section 1. Effective Date; Prior Plan. The terms of the Non-Employee Directors Compensation Plan (the "Plan") are effective for compensation paid or payable in respect of services performed by Eligible Directors (as defined below) on or after January 1, 2008 and to awards granted under the Citigroup Inc. Amended and Restated Compensation Plan for Non-Employee Directors (as of September 21, 2004) (the "Prior Plan") after December 31, 2004 for which payment has not commenced as of December 31, 2007. The terms of the Prior Plan shall govern all awards made under the Prior Plan that were "earned and vested" within the meaning of section 409A of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder, as of December 31, 2004. The terms of the Prior Plan, as administered in good faith compliance with section 409A and the applicable guidance thereunder, shall apply to awards granted on or after January 1, 2005 but prior to January 1, 2008, provided payment in respect of such awards shall have commenced prior to January 1, 2008.

                        Section 2. Eligibility. Each member of the Board of Directors (the "Board") of Citigroup Inc. (the "Company'), or the board of directors of one of the Company's subsidiaries if so designated by the Board, who is not an employee of the Company or any of its subsidiaries (an "Eligible Director") is eligible to participate in the Plan.

                        Section 3. Administration. The Plan shall be administered, construed and interpreted by the Board. The Board shall have the responsibility for carrying out the terms of the Plan, including but not limited to, the determination of the amount and form of payment of the annual retainer, equity awards and any additional fees to be paid to all Eligible Directors (the "Annual Fixed Director Compensation"). To the extent permitted under the securities laws applicable to compensation plans including, without limitation, the requirements of Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or under the Code, the Nomination and Governance Committee of the Board (the "Committee"), or a subcommittee thereof, may exercise the discretion granted to the Board under the Plan, provided that the composition of such Committee or subcommittee shall satisfy the requirements of Rule 16b-3 under the Exchange Act, or any successor rule or regulation. The Board shall designate an administrator (the "Plan Administrator") to manage the record keeping and other routine administrative duties under the Plan, which, in the absence of such a designation, shall be the Company's management. In event the Board delegates its authority to administer and interpret the Plan to the Committee, or a subcommittee thereof, all reference to the Board herein shall be construed as references to the Committee, or the applicable subcommittee thereof.

                        Section 4. Equity Awards. If all or a portion of an Eligible Director's Annual Fixed Director Compensation consists of an option to purchase common stock of the Company, par value $.01 per share ("Common Stock"), or award of restricted or deferred stock, such option grant or restricted or deferred stock award shall be made under, and pursuant to the terms and conditions of, the Citigroup 1999 Stock Incentive Plan, as amended and restated effective April 19, 2005, as further amended on October 17, 2006, and as it may be further amended from time to time (the "1999 SIP"), or any successor plan.

                        Section 5. Annual Fixed Director Compensation. Except as otherwise determined by the Board, the payment of the cash component of the Annual Fixed Director Compensation shall be made quarterly, on the first business day following the end of the quarter for which the compensation is payable, to each Eligible Director who served as a director during at least one-half of such quarter and who was a director on the last day of such quarter. Notwithstanding the foregoing, each Eligible Director may be given an election to receive all or a portion of the cash component of his or her Annual Fixed Director Compensation in the form of an equity award, which may be granted subject to vesting or other conditions, as determined by the Board in accordance with Section 2, and as each Eligible Director elects. To the extent applicable, the time and form of the distribution of shares of the Common Stock subject to a vested deferred stock shall be determined in the manner set forth in Section 6 hereof.

                        Section 6. Election to Defer.

                                (a) Time of Election for Existing Participants. Except as otherwise provided herein, each Eligible Director who participates in the Plan shall be required make an irrevocable election as to the time and form of payment of his or her Annual Fixed Director Compensation by the date prescribed by the Plan Administrator, which in no event shall be later than the last day of the calendar year immediately preceding the calendar year in which the services giving rise to such Annual Fixed Director Compensation are to be performed. If an Eligible Director elects, in accordance with the preceding sentence, to defer the distribution of the shares subject to the deferred stock component of his or her Annual Fixed Director Compensation beyond the vesting date of his or her award, then the value of such deferred shares shall, as of the vesting date of such award, be credited to a deferred compensation account (the "Account") established on the books and records of the Company in respect of such Eligible Director and such deferred shares shall be payable to the Eligible Director in accordance with Section 8 below.

                                (b) Time of Election for New Participants. Except as otherwise provided for herein, any person who shall become an Eligible Director as result of his or her election to the Board during the calendar year and who was not previously eligible to participate in the Plan, shall be required to elect the time and form of payment of his or her Annual Fixed Director Compensation by the date prescribed by the Plan Administrator, which in no event shall be later than the Eligible Director's election to the Board; provided, however, that if such Eligible Director fails to make an election as to the time and form of payment of his or her Annual Fixed Director Compensation prior to his or her election to the Board, then such Eligible Director shall be permitted make an election within 30 days of his or her election to the Board but only with respect to the portion (as determined in accordance with Treas. Reg. § 1.409A-2(a)(7)(i)) of his or her Annual Fixed Director Compensation earned after the date of such election. Notwithstanding the foregoing, with respect to any component of a newly elected Eligible Director's Annual Fixed Director Compensation that is subject to a vesting period of at least thirteen (13) months, the Plan Administrator may permit the Eligible Director to elect the time and form of payment of such compensation within thirty (30) days of the Eligible Director's election to the Board, provided, however, that such election otherwise meets the requirements of Treas. Reg. § 1.409A-2(a)(5).

                                (c) Form and Duration of Election. An election to defer the distribution of the deferred stock component of Annual Fixed Director Compensation shall be made by written notice executed by the Eligible Director and filed with the Plan Administrator. Any election made pursuant to this Section 6 shall continue until the Eligible Director terminates such election, with the consent of the Plan Administrator, by a subsequent written notice filed with the Plan Administrator. Notwithstanding the foregoing, any election to terminate a deferral election shall only become effective in respect of the Annual Fixed Director Compensation earned on or after the first day of the calendar year immediately following the year in which of the new election form is received by the Plan Administrator. Except as otherwise provided herein, an amount credited to an Eligible Director's Account prior to the effective date of the new election shall not be affected by such new election and shall be distributed only in accordance with the terms of the Plan and the Eligible Director's prior election.

                                (d) Change of Election. An Eligible Director who has terminated his or her deferral election in accordance with Section 6(c) may thereafter make another election, with the consent of the Plan Administrator, in accordance with Section 6(a) with respect to his or her Annual Fixed Director Compensation for services performed in the calendar year subsequent to the filing of such election with the Plan Administrator.

                        Section 7. The Eligible Director's Account. Shares of Common Stock that an Eligible Director has elected to defer under the Plan shall be credited to the Eligible Director's Account as follows:

                                (a) As of each date that a quarterly installment of the Annual Fixed Director Compensation would otherwise be payable, there shall be credited to the Eligible Director's Account the number of full shares of the Common Stock obtained by multiplying the percentage such Eligible Director has elected to receive in shares of Common Stock by the total amount of Annual Fixed Director Compensation allocable to such calendar quarter, and then by dividing the result by the average of the closing price of the Company's Common Stock on the New York Stock Exchange on the first ten (10) trading days of the last month of the calendar quarter for which such Common Stock would otherwise be payable. If the applicable percentage of Annual Fixed Director Compensation for the calendar quarter is not evenly divisible by such average closing price of the Common Stock, the balance shall be credited to the Eligible Director's Account in cash.

                                (b) At the end of each calendar quarter, there shall be credited to the Eligible Director's Account an amount equal to the cash dividends that would have been paid on the number of shares of Common Stock credited to the Eligible Director's Account as of the dividend record date, if any, occurring during such calendar quarter as if such shares had been shares of issued and outstanding Common Stock on such record date, and at the Eligible Director's election, made in the manner described in Section 6(a) above, such amounts shall be either distributed in cash to the Eligible Director or treated as reinvested in additional shares of Common Stock on the dividend payment date.

                                (c) Cash amounts credited to an Eligible Director's Account pursuant to Sections 7(a) and 7(b) above shall accrue interest commencing from the date the cash amounts are credited to the Eligible Director's Account at a rate per annum to be determined from time to time by the Company. An Eligible Director may be given the opportunity to make a written election to treat the existing cash balance and interest accrued thereon as invested in additional shares of Common Stock. The timing of the effectiveness of such election shall be subject to the Company's discretion. If such election is made, then any dividend equivalents payable with respect to such additional shares shall also be deemed invested in additional shares of Common Stock.

                                (d) An Eligible Director shall not have any interest in the cash or Common Stock in his or her Account until such cash or Common Stock is distributed to the Eligible Director in accordance with the Plan.

                        Section 8. Distribution from Accounts.

                                (a) Form of Distribution. At the time an Eligible Director makes an election to defer receipt of Annual Fixed Director Compensation pursuant to Sections 6(a), 6(b) or 6(d), such Eligible Director shall also file with the Plan Administrator a written election with respect to the time and form of distribution of the aggregate amount of cash and shares credited to the Eligible Director's Account pursuant to such election. An Eligible Director may elect to receive such amount in one lump-sum payment or in annual installments (provided the payout period does not exceed 15 years). If an Eligible Director elects to receive annual installments, each installment shall equal to number of shares of Common Stock in the Eligible Director's Account as of the scheduled installment payment date multiplied by the fraction, the numerator of which is one and denominator of which is the number of remaining annual installments to be paid to the Eligible Director including the current installment. The lump-sum payment or the first installment shall be paid as of (i) the first business day of any calendar year subsequent to the date the Annual Fixed Director Compensation would otherwise be payable, as specified by the Eligible Director, or (ii) the first business day of the calendar quarter immediately following the cessation of the Eligible Director's service as a director of the Company, as the Eligible Director may elect. Subsequent installments shall be paid as of the first business day of each succeeding annual installment period until the entire amount credited to the Eligible Director's Account shall have been paid. A cash payment will be made with the final installment for any fraction of a share of Common Stock credited to the Eligible Director's Account.

                                (b) Change in Distribution Election for Annual Fixed Director Compensation Earned in Subsequent Years. An Eligible Director may, in accordance with Section 6(d), file another written election with the Plan Administrator electing to change the time and the form of the distribution of the aggregate amount of cash and shares of Common Stock to be credited to the Eligible Director's Account for services rendered as a director commencing in a subsequent calendar year. Except as provided in Section 8(c), all amounts credited to the an Eligible

Director's Account prior to the effective date of such change (the "Prior Amounts") shall not be affected by the change permitted by this Section 8(b) and such amounts shall be distributed in accordance with the election then in effect with respect to the Prior Amounts.

                                (c) Subsequent Deferral Elections. An Eligible Director may elect, with the consent of the Plan Administrator, to defer the date on which Prior Amounts are to be paid and/or extend the payout period if a written election to effect such change is filed with the Plan Administrator (a "Subsequent Deferral Election"), provided that such Subsequent Deferral Election shall (i) not be effective until at least twelve (12) months from the date it is filed with the Plan Administrator, (ii) requires that the first payment with respect to any Prior Amounts subject to such Subsequent Deferral Election shall not be made prior to the fifth anniversary of the date the payment to which it applies would have been made to the Eligible Director pursuant to his or her initial deferral election; and (iii) be void unless it is filed with the Plan Administrator at least twelve (12) months prior to the date the first payment subject to such Subsequent Deferral Election would have been made to the Eligible Director pursuant to his or her initial deferral election. For purposes of this Section 8(c), an Eligible Director who elects to receive installment payments shall be treated as having elected a right to receive a series of separate payments, such that an Eligible Director shall be entitled to make a Subsequent Deferral Election with respect to each installment payment he or she is entitled to receive under the Plan.

                                (d) Change in Control Event. Notwithstanding anything to the contrary contained in this Section 8, upon consummation of a transaction or other event that would constitute a "change in control event" (as defined in Treas. Reg. §1.409A-3(i)(5)(i)) with respect to the Company which results in the termination of service of an Eligible Director, then the outstanding balance of such Eligible Director's Account shall be distributed in accordance with the distribution date(s) previously elected by the Eligible Director.

                                (e) Distribution on Death. If an Eligible Director should die before all amounts credited to the Director's Account shall have been paid, then the balance in such Eligible Director's Account shall be paid in accordance with his or her payment election to the beneficiary designated in writing by such Eligible Director on the form prescribed by the Plan Administrator; provided, however, that if (i) no beneficiary has been designated or (ii) the designated beneficiary predeceased the Eligible Director and no further beneficiary has been designated, then such Eligible Director's Account balance shall be paid to the estate of such Eligible Director in accordance with his or her election. In the event an Eligible Director makes an election to change the time and form of the payment(s) to his or her designated beneficiary for compensation earned in a subsequent calendar year, then any such deferral election shall be made in accordance with the provisions of Section 8(b). Notwithstanding the foregoing, if an Eligible Director elects to change the identity of his or her designated beneficiary, then such change shall not constitute a subsequent deferral or acceleration of the time and form of payment for purposes of this Section 8.

                                (f) Accelerated Payments. Except as otherwise provided for herein, once an Eligible Director's election becomes irrevocable in accordance with Sections 6(a), 6(b) or 6(d), no subsequent election accelerating the time or form payment shall be permitted. Notwithstanding the foregoing, the Board shall have the right, in its sole discretion, to accelerate the payment of an Eligible Director's Account balance at any time only to the extent permitted by Section 9 below, Treas. Reg. § 1.409A-3(j)(1) or paragraphs (iii), (v), (vi), (vii), (ix), (xi) or (xiv) of Treas. Reg. § 1.409A-3(j)(4).

                        Section 9. Right to Amend or Terminate the Plan. The Plan shall continue in effect until terminated by the Board. The Board may at any time amend or terminate the Plan; provided, however, that (i) except as may be required to meet the requirements of clause (iv) hereof upon the termination of the Plan, no amendment or termination shall impair the rights of an Eligible Director with respect to amounts then credited to the Eligible Director's Account; (ii) no amendment shall cause any equity award granted hereunder or any Eligible Director's Account to violate section 409A of the Code; (iii) no amendment shall become effective without approval of the stockholders of the Company if such stockholder approval is required to enable the Plan to satisfy applicable State or Federal statutory or regulatory requirements or the rules or requirements of any stock exchange on which the shares of Company stock are traded; and (iv) upon any termination of the Plan, the time and form of the payment of an Eligible Director's Account balance may not be accelerated except as determined by the Board, in its sole discretion, and provided the payment is accelerated in accordance with section 409A of the Code and Treas. Reg. § 1.409-3(j)(4)(ix).

                        Section 10. Miscellaneous.

                                (a) The right of an Eligible Director to receive any amount in his or her Account shall not be transferable or assignable by such Eligible Director, except by will or by the laws of descent and distribution, and no part of such amount shall be subject to attachment or other legal process. Notwithstanding the foregoing, an Eligible Director may, with the consent of the Plan Administrator, transfer options and/or shares of Common Stock issued in connection with an option exercise to a member of the Eligible Director's immediate family or to a trust or similar vehicle for the benefit of an Eligible Director's immediate family members in accordance with the terms of the 1999 SIP or any successor plan.

                                (b) An Eligible Director may designate in writing on a form to be prescribed by and filed with the Plan Administrator a beneficiary to receive all or part of the payments to be paid under the Plan in the event of the Eligible Director's death. A designation of a beneficiary may be replaced by a new designation or may be revoked by an Eligible Director at any time on a form prescribed by and filed with the Plan Administrator. If there is any question as to the legal right of any beneficiary to receive any payment under the Plan, the payment in question may be paid in the sole discretion of the Plan Administrator to the estate of the Eligible Director or accordance with Section 8 hereof, in which event the Company shall have no further liability to anyone with respect to such payment. Payment to the executors or administrators of the estate of an Eligible Director may be conditioned on the delivery to the Plan Administrator of such tax waivers, letters testamentary and other documents as the Plan Administrator may reasonably request.

                                (c) The Company shall not be required to reserve or otherwise set aside funds or shares of Common Stock for the payment of its obligations hereunder. Any reserve or other asset that the Company may establish or acquire to assure itself of the funds to provide payments required under the Plan shall not serve in any way as security to any Eligible Director or any beneficiary of an Eligible Director for the performance of the Company hereunder. To the extent available under the 1999 SIP, or any successor plan, the Company shall distribute, as and when required under the Plan, a sufficient number of shares of Common Stock to meet the requirements arising under the Plan.

                                (d) The establishment and maintenance of, or allocation and credits to, the Eligible Director's Account shall not vest in the Eligible Director or his beneficiary any right, title or interest in and to any specific assets of the Company. An Eligible Director shall not have any dividend or voting rights or any other rights of a stockholder (except as expressly set forth in Section 7(b) with respect to dividend equivalents and as provided in Section 10(f) below) until the shares of Common Stock credited to an Eligible Director's Account are distributed. The rights of an Eligible Director to receive payments under this Plan shall be no greater than the right of an unsecured general creditor of the Company.

                                (e) Each Eligible Director participating in the Plan will receive an annual statement indicating the amount of cash and number of shares of Common Stock credited to the Eligible Director's Account, as well as the number of outstanding stock options, as of the end of the preceding calendar year.

                                (f) If adjustments are made to equity awards pursuant to Section 6(g) of the 1999 SIP or any similar provision under a successor plan, then a similar adjustment shall be made to outstanding equity awards granted pursuant to this Plan and/or to the number of shares of Common Stock credited to the Eligible Director's Account to the extent necessary to prevent the enlargement or diminution of an Eligible Director's equity awards or Account balance.

                                (g) The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the State of New York.

                                (h) All claims and disputes between an Eligible Director and the Company arising out of the Plan shall be submitted to arbitration in accordance with the then current arbitration policy of the Company. Notice of demand for arbitration shall be given in writing to the other party and shall be made within a reasonable time after the claim or dispute has arisen. The award rendered by the arbitrator shall be final, and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof. The provisions of this Section 10(h) shall be specifically enforceable under applicable law in any court having jurisdiction thereof.

                                (i) If any term or provision of this Plan or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, then the remainder of the Plan, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision hereof shall be valid and be enforced to the fullest extent permitted by applicable law. Notwithstanding any provision of this Plan to the contrary, unless the Board expressly determines otherwise, all legal and factual determinations and all questions arising in the administration of the Plan, including without limitation the reconciliation of any inconsistent provisions, the resolution of ambiguities or the correction of any defects, shall be construed in a manner that complies with section 409A of the Code and the regulations thereunder.

                                (j) Neither the Plan Administrator nor any officer or employee of the Company shall be liable to any Eligible Director or his or her beneficiary for any action or determination. The Plan Administrator and any employee or officer of the Company involved directly or indirectly in the administration of the Plan shall be indemnified by the Company against any liabilities, costs, and expenses (including, without limitation, reasonable attorneys' fees) incurred by him or her as a result of actions taken or not taken in connection with the Plan.

                                (k) The obligations of the Company under this Plan shall be binding upon the successors of the Company.

                                (l) The headings in this Plan have been inserted for convenience of reference only and are to be ignored in any construction of any provision hereof. Use of one gender includes the other, and the singular and plural include each other.

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  Exhibit 10.01
CITIGROUP INC. NON-EMPLOYEE DIRECTORS COMPENSATION PLAN (Effective as of January 1, 2008)